Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined balance sheets as of March 31, 2015 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the three months ended March 31, 2015 are based on the historical financial statements of Del Taco Restaurants, Inc. prior to the business combination and Del Taco Holdings, Inc. (“Former Del Taco”) giving effect to the Merger (as defined below). Del Taco Restaurants, Inc. and Former Del Taco shall collectively be referred to herein as the “Combined Company.” In this “Unaudited Pro Forma Condensed Combined Financial Information” section, with respect to periods prior to the Transactions (as defined below), we refer to Del Taco Restaurants, Inc. using the former name, Levy Acquisition Corp. or “LAC.”

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and for the three months ended March 31, 2015 give pro forma effect to the Transactions as if they had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheets as of March 31, 2015 assume that the Transactions were completed on March 31, 2015.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 were derived from Former Del Taco’s audited consolidated statement of comprehensive loss for the 52 weeks ended December 30, 2014 and LAC’s audited statement of operations for the year ended December 31, 2014. The unaudited pro forma condensed combined balance sheets and statements of operations as of and for the three months ended March 31, 2015 were derived from Former Del Taco’s unaudited consolidated financial statements as of and for the 12 weeks ended March 24, 2015 and LAC’s unaudited financial statements as of and for the three months ended March 31, 2015.

On June 30, 2015, LAC and Former Del Taco consummated the previously announced business combination among LAC and Former Del Taco pursuant to the Agreement and Plan of Merger (the “Agreement and Plan of Merger”), dated as of March 12, 2015, by and among LAC, Levy Merger Sub, LLC (a newly formed wholly owned subsidiary of LAC) and Former Del Taco, providing for the merger (the “Merger”) of Merger Sub with and into Former Del Taco, with Former Del Taco surviving the merger as a wholly owned subsidiary of LAC.

Concurrent with the execution of the Agreement and Plan of Merger, Levy Epic Acquisition Company, LLC (“Levy Newco”), Levy Epic Acquisition Company II, LLC (“Levy Newco II” and with Levy Newco, the “Levy Newco Parties”), Former Del Taco and the Former Del Taco stockholders entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Levy Newco Parties agreed to purchase 2,348,968 shares from Former Del Taco for $91.2 million in cash, and to purchase 740,564 shares directly from existing Former Del Taco shareholders for $28.8 million in cash (the “Initial Investment”). As a result of this Initial Investment, an aggregate of 3,089,532 shares of Former Del Taco were purchased by the Levy Newco Parties for total cash consideration of $120.0 million. Concurrent with the execution of the Initial Investment, Former Del Taco increased its borrowing capacity under its existing term loan credit facility (the “2013 Term Loan”) by $25.1 million. Proceeds from the increased borrowings under the 2013 Term Loan, a $10.0 million drawdown under Former Del Taco’s $40.0 million revolving credit facility (the “2013 Revolver”), collectively the “2013 Senior Credit Facility”, and the $91.2 million received by Former Del Taco from the sale of Former Del Taco common stock to the Levy Newco Parties was used to fully repay the outstanding balance of Former Del Taco’s subordinated notes issued in May 2010 in the original principal amounts of $110 million (the “Company Sub Notes”) and $40 million (the “F&C RHC Sub Notes”), and pay approximately $15.7 million of transaction costs, which included $7.5 million of employee withholding taxes resulting from the acceleration of outstanding stock options and restricted stock units due to the change in control triggered by the Initial Investment. Employee equity redemptions were exchanged for such withholding taxes. As of December 30, 2014, $35.9 million of the LAC Sub Notes and $72.2 million of the F&C RHC Sub Notes were outstanding. The transactions described in this paragraph are hereafter collectively referred to as “Step 1”.

Also concurrent with Step 1, LAC entered into Common Stock Purchase Agreements pursuant to which certain investors acquired 3,500,000 shares of LAC’s common stock upon the closing of the Merger for total consideration of $35 million (the “Step 2 Investment”). The additional funds provided by these investors were used as additional cash consideration in the Merger.

The consideration for the Merger was provided by (1) the funds remaining in LAC’s trust account of $150 million, after taxes, LAC stockholder redemptions, and $21.3 million of expenses paid for by LAC in Step 2 provided that the maximum amount of funds available from the Trust Account as consideration for the Merger is $60 million, (2) the $35 million provided by the Step 2 Investment, and (3) shares of LAC’s common stock. The Levy Newco Parties received only stock Merger Consideration in the Merger. The Common Stock Purchase Agreements entered into in connection with the Step 2 Investment and the close of the Merger is hereafter referred to as “Step 2”. Step 1 and Step 2 are collectively referred to herein as the “Transactions”. As part of the Transactions, the name of LAC was changed to “Del Taco Restaurant, Inc.”

Step 2 is accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Pursuant to ASC 805, LAC has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	LAC pays cash and equity consideration for all of the equity in Former Del Taco;

•	investments by LAC and the Levy Newco Parties were considered to be multiple arrangements that should be treated as a single transaction for accounting purposes; and

•	the existing stockholders of LAC and the Levy Newco Parties retain relatively more voting rights in the Combined Company than the historical Former Del Taco stockholders.

A preponderance of the evidence discussed above supports the conclusion that LAC is the accounting acquirer in the Merger.

Former Del Taco constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of Former Del Taco constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control from the Merger, is accounted for using the acquisition method.

The following summarizes the Merger Consideration paid to Former Del Taco stockholders (except for the Levy Newco Parties) and LAC’s capital stock ownership subsequent to Step 2 (including the Merger):

(dollars in thousands)
Cash consideration paid (1)	$184,989
Value of share consideration issued (2)	69,305
Fair value of equity interests acquired in Step 1 (3)	120,000
Less: Step 2 transaction expenses paid by LAC	(21,288)

Purchase consideration	$353,006

(1)	Each issued and outstanding share of Former Del Taco stock held by Former Del Taco stockholders other the Levy Newco Parties is converted into the right to receive the per share merger consideration, which equals $38.84 per Former Del Taco share, payable in cash and LAC’s common stock. Cash consideration was paid with respect to all common stock of Former Del Taco except for shares held by the Levy Newco Parties. The aggregate amount of cash consideration paid to Former Del Taco stockholders was based on the amount of cash available in LAC’s trust account, and the $35 million provided by the Step 2 Investment, up to $95 million of available cash payable as Cash Merger Consideration.
(2)	The Stock Merger Consideration consists of LAC’s common stock issued to Former Del Taco stockholders as part of the Merger Consideration in exchange for shares of Former Del Taco common stock. LAC shares exchanged for the Former Del Taco shares held by the Levy Newco Parties are discussed in (3) below. The following summarizes the number of shares of LAC’s common stock issued to Former Del Taco stockholders other than the Levy Newco Parties:

(dollars in thousands, except share and per share amounts)
Number of shares issued	4,553,540
Value per share as of June 30, 2015	$15.22

Value of share consideration transferred	$69,305

(3)	LAC exchanged its common stock for Former Del Taco shares held by the Levy Newco Parties acquired in Step 1. The Transactions were accounted for as related events transferring control of Former Del Taco to LAC through a minority investment in Step 1 and a controlling interest in Step 2. The Levy Newco Parties’ shares of Former Del Taco common stock were exchanged for shares of LAC’s common stock in the Merger, but represent a previously held equity interest in an acquired company. The previously held equity interest have the same value as its $120 million purchase price.

For pro forma purposes, the fair value of consideration given and the purchase price was determined based upon the $15.22 per share closing price of Levy common stock on June 30, 2015.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2015

(dollars in thousands, except share and per share amounts)

	Historical
	As of	As of					As of
	March 31, 2015	March 24, 2015					March 31, 2015
	LAC	Former Del Taco	Reclassification	Pro Forma			Pro Forma
			Adjustments (j)	Adjustments	Notes		Combined
Assets
Current assets:
Cash and cash equivalents	$68	$10,531	$—	$184,989	(a	)	$10,599
				(184,989)	(a	)
Accounts and other receivables, net	51	2,775	—	—			2,826
Inventories	—	2,590	—	—			2,590
Prepaid expenses and other current assets	—	2,652	34	—			2,686
Prepaid insurance	34	—	(34)	—			—

Total current assets	153	18,548	—	—			18,701
Property and equipment:
Land	—	1,399	—	(1,399)	(b	)	1,331
				1,331	(b	)
Buildings	—	1,887	—	(1,887)	(b	)	1,280
				1,280	(b	)
Restaurant and other equipment	—	72,593	—	(72,593)	(b	)	33,454
				33,454	(b	)
Leasehold improvement	—	72,681	—	(72,681)	(b	)	68,003
				68,003	(b	)
Buildings under capital leases	—	6,396	—	(6,396)	(b	)	5,092
				5,092	(b	)
Construction-in-progress	—	5,478	—	—			5,478

	—	160,434	—	(45,796)			114,638
Less accumulated depreciation and amortization	—	(73,221)	—	73,221	(b	)	—

Net property and equipment	—	87,213	—	27,425			114,638
Goodwill	—	281,200	—	(281,200)	(b	)	355,702
				355,702	(b	)
Trademarks	—	144,000	—	(144,000)	(b	)	168,800
				168,800	(b	)
Intangible assets, net	—	17,176	—	(17,176)	(b	)	42,746
				42,746	(b	)
Other assets, net	—	3,527	—	—			3,527
Investments held in trust	150,000	—	—	(150,000)	(c	)	—

Total assets	$150,153	$551,664	$—	$2,297			$704,114

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$848	$16,759	$—	$—			$17,607
Franchise tax payable	45	—	(45)	—			—
Other accrued liabilities	—	28,565	45	(400)	(d	)	28,210
Current portion of long-term debt, capital lease obligations and deemed landlord financing liabilities	—	1,610	—	—			1,610

Total current liabilities	893	46,934	—	(400)			47,427
Long-term debt, capital lease obligations and deemed landlord financing liabilities, excluding current installments, net	—	247,283	—	(68,600)	(a	)	179,270
				(17,494)	(b	)
				18,081	(b	)
Deferred income taxes	—	64,736	—	22,013	(e	)	86,749
Deferred underwriter compensation	5,250	—	—	(5,250)	(f	)	—
Other non-current liabilities	—	23,737	—	(10,738)	(g	)	38,053
				25,054	(g	)

Total liabilities	6,143	382,690	—	(37,334)			351,499
Commitments and contingencies:
Common stock subject to possible redemption	139,010	—	—	(139,010)	(h	)	—
Stockholders’ equity
Preferred stock	—	—	—	—			—
Common stock	—	67	—	(67)	(i	)	2
				2	(h	)
Additional paid-in capital	7,070	203,422	—	(203,422)	(i	)	146,080
				139,010	(h	)
Accumulated other comprehensive loss	—	(408)	—	408	(i	)	—
Retained earnings	(2,070)	(34,107)	—	34,107	(i	)	206,533
				208,603	(i	)

Total stockholders’ equity	5,000	168,974	—	178,641			352,615

Total liabilities and stockholders’ equity	$150,153	$551,664	$—	$2,297			$704,114

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(dollars in thousands, except share and per share amounts)

	Historical
	Twelve Months Ended	52 Weeks Ended					Twelve Months Ended
	December 31, 2014	December 30, 2014					December 31, 2014
	LAC	Former Del Taco	Reclassification Adjustments (i)	Pro Forma Adjustments	Notes		Pro Forma Combined
Revenues:
Company restaurant sales	$—	$380,800	$—	$—			$380,800
Franchise revenue	—	12,973	—	—			12,973
Franchise sublease income	—	2,251	—	—			2,251

Total revenue	—	396,024	—	—			396,024

Operating expenses:
Restaurant operating expenses:
Food and paper costs	—	110,708	—	—			110,708
Labor and related expenses	—	116,920	—	—			116,920
Occupancy and other operating expenses	—	82,021	—	—			82,021
General and administrative	862	28,136	180	1,395	(a	)	30,573
Depreciation and amortization	—	18,752	—	(2,290)	(b	)	16,462
Occupancy and other - franchise subleases	—	2,145	—	—			2,145
Pre-opening costs	—	462	—	—			462
Transaction costs	536	—	(536)	—			—
Impairment of long-lived assets	—	9,617	—	—			9,617
Restaurant closure charges, net	—	82	—	—			82
(Gain) loss on disposal of assets	—	(151)	—	—			(151)

Total operating expenses	1,398	368,692	(356)	(895)			368,839
Operating income	(1,398)	27,332	356	895			27,185
Interest (income) expense	(62)	30,895	—	(17,126)	(c	)	13,707
Transaction-related costs	—	1,936	536	(2,472)	(e	)	—
Debt modification costs	—	1,241	—	—			1,241
Change in fair value of warrant liability	—	1,417	—	(1,417)	(f	)	—
State franchise taxes, other than income taxes	180	—	(180)	—			—

Total other expense	118	35,489	356	(21,015)			14,948
Income (loss) from operations before provision for income taxes	(1,516)	(8,157)	—	21,910			12,237
Provision for income taxes	9	1,098	—	7,670	(g	)	8,777

Net income (loss)	$(1,525)	$(9,255)	$—	$14,240			$3,460

Weighted average number of common shares outstanding, excludes shares subject to possible redemption
Basic	4,752,646						38,802,425
Diluted	4,752,646						42,041,742
Net income (loss) per common share, excludes shares subject to possible redemption
Basic	$(0.32)				(h	)	$0.09
Diluted	$(0.32)				(h	)	$0.08

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2015

(dollars in thousands, except share and per share amounts)

	Historical
	Three Months Ended	12 Weeks Ended						Three Months Ended
	March 31, 2015	March 24, 2015						March 31, 2015
	LAC	Former Del Taco	Reclassification Adjustments (i)	Period Alignment Adjustments (j)	Pro Forma Adjustments	Notes		Pro Forma Combined
Revenues:
Company restaurant sales	$—	$90,883	$—	$7,574	$—			$98,457
Franchise revenue	—	3,001	—	250	—			3,251
Franchise sublease income	—	534	—	45	—			579

Total revenue	—	94,418	—	7,869	—			102,287
Operating expenses:
Restaurant operating expenses:
Food and paper costs	—	25,982	—	2,165	—			28,147
Labor and related expenses	—	27,923	—	2,327	—			30,250
Occupancy and other operating expenses	—	20,034	—	1,670	—			21,704
General and administrative	142	7,296	45	608	159	(a	)	8,250
Depreciation and amortization	—	3,792	—	316	324	(b	)	4,432
Occupancy and other - franchise subleases	—	505	—	42	—			547
Pre-opening costs	—	119	—	10	—			129
Transaction costs	777	—	(777)	—	—			—
Restaurant closure charges, net	—	22	—	2	—			24

Total operating expenses	919	85,673	(732)	7,140	483			93,483
Operating income	(919)	8,745	732	729	(483)			8,804
Interest (income) expense	(8)	6,811	—	304	(3,599)	(c	)	3,508
Transaction reimbursement income	(536)	—	—	—	536	(d	)	—
Transaction-related costs	—	6,316	777	—	(7,093)	(e	)	—
Debt modification costs	—	135	—	—	—			135
Change in fair value of warrant liability	—	(35)	—	—	35	(f	)	—
State franchise taxes, other than income taxes	45	—	(45)	—	—			—

Total other expense	(499)	13,227	732	304	(10,121)			3,643
Income (loss) from operations before provision for income taxes	(420)	(4,482)	—	425	9,638			5,161
Provision for income taxes	6	458	—	38	3,374	(g	)	3,876

Net income (loss)	$(426)	$(4,940)	$—	$387	$6,264			$1,285

Weighted average number of common shares outstanding, excludes shares subject to possible redemption
Basic	4,848,957							38,802,425
Diluted	4,848,957							42,041,742
Net loss per common share, excludes shares subject to possible redemption
Basic	$(0.09)					(h	)	$0.03
Diluted	$(0.09)					(h	)	$0.03

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

1. Description of the Merger and Basis of Presentation

Description of the Merger

On June 30, 2015, LAC and Former Del Taco consummated the previously announced business combination among LAC and Former Del Taco pursuant to the Agreement and Plan of Merger (the “Agreement and Plan of Merger”), dated as of March 12, 2015, by and among LAC, Levy Merger Sub, LLC (a newly formed wholly owned subsidiary of LAC) and Former Del Taco, providing for the merger (the “Merger”) of Merger Sub with and into Former Del Taco, with Former Del Taco surviving the merger as a wholly owned subsidiary of LAC. In connection with the Merger, the name of LAC was changed to “Del Taco Restaurants, Inc.”

As part of the Merger, and concurrent with executing the Merger Agreement, LAC entered into Common Stock Purchase Agreements pursuant to which certain investors have acquired an additional 3,500,000 shares LAC’s common stock for total consideration of $35 million (the “Step 2 Investment”). The $35 million of proceeds from the sale of LAC’s common stock pursuant to the Common Stock Investment is included in the Cash Merger Consideration. The consideration for the Merger was provided by (1) the funds held in LAC’s trust account, up to $60 million, which held $150 million, less taxes, LAC shareholder redemptions, and $21.3 million of expenses paid for by LAC, (2) the $35 million provided by the Step 2 Investment, and (3) shares of the LAC’s common stock. The Levy Newco Parties did not receive any Cash Merger Consideration.

Basis of Presentation

The Transactions are accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Pursuant to ASC 805, LAC has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	LAC pays cash and equity consideration for all of the equity in Former Del Taco;

•	investments by LAC and the Levy Newco Parties were considered to be multiple arrangements that should be treated as a single transaction; and

•	the existing stockholders of LAC and the Levy Newco Parties retain relatively more voting rights in the Combined Company than the historical Former Del Taco stockholders.

A preponderance of the evidence discussed above supports the conclusion that LAC is the accounting acquirer in the Merger.

Former Del Taco constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of Former Del Taco in Step 2 constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, is accounted for using the acquisition method.

Under the acquisition method, the acquisition-date fair value of the gross consideration paid by LAC to effect the Merger was allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as described in Note 4 below. Management of Former Del Taco has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Under ASC 805, acquisition-related costs (such as advisory, legal, valuation and other professional fees) that are non-recurring are expensed. LAC and Former Del Taco incurred total acquisition-related costs of $15.7 million in Step 1, which included $7.5 million of employee withholding taxes resulting from the acceleration of outstanding stock options and restricted stock units due to the change in control triggered by Step 1. Employee equity redemptions were exchanged for such withholding taxes. LAC and Former Del Taco incurred $22.2 million in Step 2, for a total of $30.4 million of acquisition-related costs.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the three months ended March 31, 2015 give pro forma effect to the Merger as if it had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of March 31, 2015 assumes that the Merger was completed on March 31, 2015. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Combined Company and related adjustments.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Merger. Certain reclassification adjustments have been made in the unaudited pro forma condensed combined financial statements to conform LAC’s historical basis of presentation to that of the expected presentation of the Combined Company.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. In accordance with ASC 805, any subsequent changes to the allocation of consideration transferred that result in material changes to the consolidated financial statements during the measurement period will be adjusted retrospectively.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Merger taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of LAC and Former Del Taco.

2. Accounting Policies

On consummation of the Merger, Former Del Taco adopted LAC’s accounting policies. LAC may identify differences between the accounting policies among the Combined Company that, when conformed, could have a material impact on the consolidated financial statements of the Combined Company.

3. Adjustments to Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations is not necessarily indicative of what the actual results of operations would have been had the Transactions taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Combined Company and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

There were no significant intercompany balances or transactions between the Combined Company as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of LAC’s shares outstanding, assuming the transaction occurred on January 1, 2014.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2015 are as follows:

(a)	Represents the use of the merger consideration to purchase shares from Former Del Taco’s existing shareholders and acquisition costs paid prior to, or concurrent with the closing of Step 2.

(dollars in thousands)
Cash from Step 2 Investment	$35,000
Cash from LAC’s trust account	149,989

Cash inflow	$184,989

Paydown of 2013 Term Loan	$(68,600)
Cash paid to Former Del Taco shareholders	(95,000)
Transaction costs paid in Step 2 by LAC (1)	(21,389)

Cash outflow	$(184,989)

(1)	Balance of transaction costs paid in Step 2 includes cash from LAC transferred to Former Del Taco of $0.1 million that will be used to pay transaction costs.

(b)	Reflects the acquisition method of accounting based on the estimated fair value of the assets of Former Del Taco as discussed in Note 4 below. Additional information regarding the estimated fair value of identifiable intangible assets acquired and tax effect of the purchase accounting is discussed below.

(dollars in thousands)
Property and equipment, net- carrying value	$(81,735)
Property and equipment - fair value	109,160

Net pro forma adjustment	$27,425

Goodwill - carrying value	$(281,200)
Goodwill - fair value	355,702

Net pro forma adjustment	$74,502

Trademarks - carrying value	$(144,000)
Trademarks - fair value	168,800

Net pro forma adjustment	$24,800

Intangible assets, net - carrying value	$(17,176)
Intangible assets - fair value	42,746

Net pro forma adjustment	$25,570

Capital lease and deemed landlord financing liability - carrying value	$(17,494)
Capital lease and deemed landlord financing liability - fair value	18,081

Net pro forma adjustment	$587

(c)	Reflects the adjustment to LAC’s trust account for consideration paid for the Former Del Taco merger.
(d)	Represents adjustments to retained earnings and other accrued liabilities for $0.4 million of transaction costs incurred in relation to the Transactions.
(e)	Represents adjustments to reflect the deferred tax impact of fair value adjustments to property and equipment, intangibles, and other items.
(f)	Reflects the elimination of LAC’s deferred financial advisor compensation of $5.3 million that was settled at the close of Step 2.
(g)	Represents the adjustment of $14.3 million in other noncurrent liabilities to reflect the elimination of deferred rent and deferred income as a purchase accounting adjustment and to record unfavorable lease position related to certain operating leases of Former Del Taco.

Balance sheet adjustment (dollars in thousands):	As of March 31, 2015
Deferred rent holiday	$(689)
Deferred income, tenant inducement	(1,288)
Deferred straight-line rent	(3,104)

Total deferred rent adjustment	$(5,081)

Deferred income adjustment	$(506)

Unfavorable leasehold interest – elimination	$(5,151)
Unfavorable leasehold interest – addition	25,054

Net adjustment to unfavorable leasehold interest	$19,903

Total adjustment to non-current liabilities	$14,316

(h)	Reflects the redemption of common stock and transfer of Stock Merger Consideration.

(i)	Reflects the elimination of Former Del Taco’s historical equity accounts, including common stock of $67,000, additional paid-in-capital of $203.4 million, accumulated other comprehensive loss of $408,200 and retained earnings of $34.1 million.
(j)	Reflects the reclassification of LAC balances to conform to the expected presentation of the Combined Company.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed statement of operations for year ended December 31, 2014 and for the three month period ended March 31, 2015 are as follows:

(a)	Represents adjustment to record stock compensation expense in general and administrative expense for the grant of 150,000 restricted shares of Del Taco Restaurants, Inc. common stock as awards to employees of Former Del Taco following the Merger, subject to approval of the compensation committee.
(b)	Represents the sum of the adjustments to record elimination of historical depreciation expense and recognition of new depreciation expense based on the fair value of property and equipment on a straight-line basis from January 1, 2014 and to record elimination of historical amortization expense and to record straight line amortization expense related to identifiable definite lived intangible assets. The depreciation of property and equipment is based on the estimated remaining useful lives of the assets.

The net adjustment to depreciation and amortization is as follows:

Combined statement of operations adjustment (dollars in thousands):

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Calculation of depreciation adjustment:
Depreciation recognized in historical Former Del Taco statement of operations	$(3,278)	$(16,012)
Depreciation after fair value	3,619	14,475

Depreciation expense adjustment for the period	$341	$(1,537)

Calculation of amortization adjustment:
Amortization recognized in historical statement of operations	$(514)	$(2,740)
Amortization after fair value	497	1,987

Amortization expense adjustment for the period	$(17)	$(753)

Total net statement of operations adjustment for depreciation and amortization	$324	$(2,290)

For purposes of valuing the intangible assets, the income approach was primarily used. Specifically, the relief from royalty method was used to value the trademarks and trade names, and the Multi-period Excess Earnings method was used to value the favorable and unfavorable leaseholds and the franchise agreements. Additional information regarding the significant assumptions and inputs used to value intangible assets is included in Note 4 below.

(c)	Represents the reversal of historical interest expense of Former Del Taco and recognition of estimated interest expense with anticipated borrowings.

Interest expense adjustments

(dollars in thousands)	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Reversal of Company Sub Notes and F&C RHC Sub Notes interest expense	$(3,160)	$(15,368)
Additional interest expense for $35.1 million borrowing on 2013 Senior Credit Facility	461	1,843
Reduction in interest expense for $68.6 million paydown on 2013 Term Loan	(900)	(3,601)

Pro forma interest expense adjustment	$(3,599)	$(17,126)

Pro forma debt from the 2013 Senior Credit Facility increased a total of approximately $35.1 million. On March 12, 2015, Former Del Taco satisfied the rating condition in its 2013 Senior Credit Facility resulting in a decrease in interest rates to LIBOR (not to be less than 1.00%) plus a margin of 4.25%. The interest rate of the 2013 Senior Credit Facility assumed in the calculation of pro forma interest expense was 5.25%. A sensitivity analysis on interest expense for the year ended December 31, 2014 has been performed to assess the effect of a change of 12.5 basis points to the hypothetical interest rate. The following table shows the change in interest expense for the increased borrowings.

Change in interest expense assuming (dollars in thousands)	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Increase of 0.125%	$11	$44
Decrease of 0.125%	$(11)	$(44)

(d)	Represents adjustment to eliminate previously recorded transaction reimbursement income.
(e)	Represents adjustment to eliminate previously recorded transaction costs.
(f)	Represents adjustment to eliminate previously recorded change in warrant liability because Former Del Taco’s warrants were exchanged for Former Del Taco common stock in Step 1.
(g)	Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to financing and purchase price allocation adjustments based on a statutory tax rate of 35% to compute the income tax expense related to each entity’s pro forma condensed combined statement of operations.

(dollars in thousands)	Three Months Ended March 31, 2015			Year Ended December 31, 2014
	LAC	Former Del Taco	Total	LAC	Former Del Taco	Total
Pro forma adjustments	$1,313	$8,325	$9,638	$536	$21,374	$21,910

Statutory rates	35%	35%		35%	35%
Tax impact	$460	$2,914	$3,374	$188	$7,482	$7,670

(h)	Basic and diluted net income per common share takes into consideration the pro forma weighted average shares outstanding calculated including the issuance of 3,500,000 shares in the Step 2 Investment, the share consideration transferred for the Merger and the redemption of 1,115 shares of common stock pursuant to the terms of LAC’s amended and restated certificate of incorporation. Diluted net income per common share also includes the exercise of the 12,250,000 warrants related to LAC’s initial public offering and the sale of the Private Placement Warrants as well as the grant of 150,000 restricted shares of Del Taco Restaurants, Inc. common stock to employees of Former Del Taco following the Merger, assuming all shares were outstanding for the three months ended March 31, 2015 and the year ended December 31, 2014.
(i)	Reflects the reclassification of LAC balances to conform to the expected presentation of the Combined Company.
(j)	To reflect adjustment of Former Del Taco’s operating results by pro-rating from 12 weeks to 13 weeks to conform with LAC’s financial statement, as the historical three months ended March 31, 2015 for LAC consists of 13 weeks.

4. Estimated Fair Value of Assets Acquired and Liabilities Assumed

The preliminary allocation of the consideration to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates the actual amounts recorded for the acquisition may differ from the information presented.

Allocation of consideration

(dollars in thousands)
Cash and cash equivalents	$10,531
Accounts receivable and other receivables, net	2,826
Inventories	2,590
Prepaid expenses and other current assets	2,652

Total current assets	18,599
Property and equipment	114,638
Trademarks	168,800
Intangibles assets, net	42,746
Other assets, net	3,527

Total identifiable assets acquired	348,310
Accounts payable	(16,759)
Other accrued liabilities	(28,565)
Other current liabilities	(1,610)
Long-term debt	(179,270)
Deferred income taxes	(86,749)
Other long-term liabilities	(38,053)

Net identifiable liabilities acquired	(2,696)
Goodwill	355,702

Total gross consideration	$353,006

Details of acquired intangibles are as follows:

Intangible assets

(dollars in thousands)	Fair Value	Useful Life
Favorable leasehold interests and other intangible assets	$17,745	1 to 20 years
Trademarks	168,800	Indefinite
Franchise agreements	25,000	18 years

Total intangible assets	$211,545

Unfavorable leasehold interests	(25,054)	1 to 20 years

Total other non-current liabilities	$(25,054)

Weighted average life of definite-lived intangibles		13 years

Definite-lived intangible assets — Leasehold interests represent the fair values of acquired lease contracts having contractual rents that differ from fair market rents as of the acquisition date. Franchise rights represent the fair value of franchise contracts based on the projected royalty revenue stream.

All of the definite-lived intangible assets will be amortized on a straight-line basis over their estimated useful lives which Former Del Taco believes are the best representations of their expected impact on related cash flows. The estimated useful lives of leasehold interests and franchise agreements were based on the lesser of 20 years or the remaining terms of the respective lease or franchise agreements, including the inclusion of option renewal periods in the event that not exercising the option creates an economic penalty.

Combined Company management recorded above-market and below-market leasehold interests for acquired properties based on the present value of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of fair market lease rates for each corresponding in-place lease.

To estimate the fair value of the franchise agreements, the Combined Company management applied the income approach. The key inputs are: (i) the projected revenue and earnings generated by the asset; (ii) the expected life of the asset; (iii) a discount rate of 12.5% that reflects the level of risk associated with receiving future cash flow; and (iv) the effective tax rate. The estimated discount rate is what management of the Combined Company believes to be a reasonable.

Goodwill — Approximately $355.7 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired.

Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the strong market position and the assembled workforces at Former Del Taco.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the Combined Company determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized.

Comparative Share Information

The following table sets forth historical comparative share information for Former Del Taco and LAC and unaudited pro forma combined share information after giving effect to the Business Combination. The historical information should be read in conjunction with “Selected Historical and Pro Forma Financial Information of Former Del Taco” and “Selected Historical Financial Information of LAC” included in LAC’s definitive proxy statement filed with the SEC on June 11, 2015 (“Proxy Statement”) and the historical financial statements of Former Del Taco and LAC included elsewhere in the Proxy Statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in the Proxy Statement.

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of Former Del Taco and LAC would have been had the Business Combination been completed or to project Former Del Taco and LAC’s results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what the value of Former Del Taco and LAC would have been had the Business Combination been completed nor the book value per share for any future date or period.

	LAC (c)	Former Del Taco (b)	Pro Forma
	(Historical)	(Unaudited)	(Unaudited)
As of and for the Three Months Ended March 31, 2015 (unaudited)

Book value per share (a)	$7.68	$37.11	$9.09
Shares outstanding (including redeemable stock)	18,750,000	4,552,757	38,802,425
Basic earnings (loss) attributable to common stock per share	$(0.09)	$(1.14)	$0.03
Diluted earnings (loss) attributable to common stock per share	$(0.09)	$(1.14)	$0.03

As of and for the Year Ended December 31, 2014 (unaudited)

Book value per share (a)	$7.70	$17.88	$9.00
Shares outstanding (including redeemable stock)	18,750,000	4,552,757	38,802,425

Basic earnings (loss) attributable to common stock per share	$(0.32)	$(2.21)	$0.09
Diluted earnings (loss) attributable to common stock per share	$(0.32)	$(2.21)	$0.08

(a)	Book value per share is calculated using the following formula:

Book value per share = (Total Shareholders’ Equity/Total Outstanding Shares)

(b)	Shares outstanding includes all outstanding options, restricted stock units and warrants as of December 31, 2014. Basic and diluted loss per share excludes all options and warrants that are anti-dilutive.
(c)	The basic and diluted earnings (loss) per share calculation for LAC excludes shares subject to possible redemption.